FOR RELEASE FEBRUARY 6, 2006
Contact:	Lawrence Pemble Judy Zakreski Chindex International, Inc. (301) 215-7777

CHINDEX INTERNATIONAL ANNOUNCES CONFERENCE CALL TO DISCUSS ITS
FISCAL 2006 THIRD QUARTER RESULTS ON TUESDAY, FEBRUARY 14, 2006

BETHESDA, Maryland, February 6, 2006 — Chindex International, Inc. (NASDAQ: CHDX — News) a leading independent American provider of Western healthcare products and services in the People’s Republic of China, announced that it intends to release its financial results for the third quarter ended December 31, 2005, on Monday February 13, 2006.

Chindex’s management will also host a conference call on Tuesday, February 14, 2006 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time; 12:00 a.m. China time) to discuss its financial results.

To participate, international callers dial 201-689-8565, domestic callers dial 877-407-0778 approximately 10 minutes before the conference call is scheduled to begin.

The telephone replay will be available two hours after the call at (international) 201-689-8565 and (domestic) 877-407-0778, Account # 286, pass code 192041; and continue to be available through February 28, 2006.

About Chindex International, Inc.

Chindex is an American healthcare company supplying both medical equipment and healthcare services to the Chinese marketplace, including Hong Kong. It sells medical equipment produced by a number of major multinational companies including Siemens AG as its exclusive distribution partner for the sales and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical equipment to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. It provides healthcare services through the operations of its network of private primary care hospitals and affiliated ambulatory clinics in China. With twenty-four years of experience, over 1,000 employees, and operations in the United States, China and Hong Kong, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Some of the information in this press release may contain statements regarding future expectations, plans, prospects for performance of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company cannot guarantee future results, levels of activity, performance or achievements. The numbers discussed in this press release also involve risks and uncertainties. The following factors, among others, could cause actual results to differ materially from those described by such statements: our ability to manage our growth and maintain adequate controls, our ability to obtain additional financing, the loss of services of key personnel, general market conditions including inflation or foreign currency fluctuations, our dependence on relationships with suppliers, the timing of our revenues and fluctuations in financial performance, the availability to our customers of third-party financings, product liability claims and product recalls, competition, hiring and retaining qualified sales and service personnel, management of inventory, relations with foreign trade corporations, dependence on sub-distributors and dealers, completion and opening of healthcare facilities, attracting and retaining qualified physicians and other hospital personnel, regulatory compliance, the cost of malpractice, our dependence on our information systems, the economic policies of the Chinese government, the newness and undeveloped nature of the Chinese legal system, the regulation of the conversion of Chinese currency, future epidemics in China such as SARS or Avian Flu, the control over our operation by insiders, continuity of relationships and variability of financial margins with existing suppliers, our liquidity and availability of capital resources to meet cash requirements, including capital expenditures, bid and performance bonds, limitations on the inter-entity transfers and other limitations imposed by existing credit facilities, uncertainty about the costs related to the closedown of the Healthcare Products Distribution segment, and those other factors contained in the section titled “Risk Factors” as set forth in the Company’s Registration Statement (File No. 333-114996) declared effective by the Securities and Exchange Commission on December 5, 2005, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. The forward-looking statements and numbers contained herein represent the judgment of the Company, as of the date of this press release, and the Company disclaims any intent or obligation to update such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.